UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              UTILICORP UNITED INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      44-0541877
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

20 West Ninth Street, Kansas City, Missouri                           64105
(Address of principal executive offices)                           (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                             Name of each exchange on which
  to be so registered                             each class is to be registered

Premium Equity Participating Security Units    The New York Stock Exchange, Inc.

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If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:

                Registration File Nos. 333-86299
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.     Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Premium Equity Participating Security Units (the "PEPS Units") of UtiliCorp United Inc., a Delaware corporation.

         A description of the PEPS Units is set forth in the Prospectus Supplement dated September 16, 1999, and filed with the Commission pursuant to Rule 424 on September 17, 1999, to the Prospectus contained in the registration statement on Form S-3 (the "Form S-3") of UCU Capital Trust I and UtiliCorp United, Inc. (Registration Nos. 333-86299 and 333-86299-01), which description is incorporated herein by reference.

Item 2. Exhibits.

*1(a) --Prospectus and Prospectus Supplement (Rule 424(b)(5) filing made by UtiliCorp United Inc. on September 17, 1999.)

*4(a)(1) --Indenture, dated as of November 1, 1990, between UtiliCorp United Inc. and The First National Bank of Chicago, Trustee. (Exhibit 4(a) to UtiliCorp United's Current Report on Form 8-K, dated November 30, 1990.)

*4(a)(2) --Form of Supplemental Indenture. (Exhibit 4(d)(11) to UtiliCorp United Inc.'s Registration Statement No. 333-6707.)

*4(b) --Form of Registration Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent (Exhibit 4 to UtiliCorp United Inc's Quarterly Report on Form 10-Q for the period ended September 30, 1996.)

*4(c) --Form of Guarantee Agreement to be delivered by UtiliCorp United Inc. (Exhibit 4(h) to the Form S-3.)

*4(d) --Certificate of Trust of UCU Capital Trust I. (Exhibit 4(i) to the Form S-3.)

 4(e) --Certificate of Amendment of the Certificate of Trust of UCU Capital Trust I.

*4(f) --Declaration of Trust of UCU Capital Trust I, dated August 30, 1999. (Exhibit 4(j) to the Form S-3.)

*4(g) --Form of Amended and Restated Declaration of Trust of UCU Capital Trust I. (Exhibit 4(k) to the Form S-3.)

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*4(h)          --Form of Preferred Security. (included as Exhibit A to the Form of Amended and Restated Declaration of Trust filed as Exhibit 4(k) to the Form S-3.)

*4(i)          --Form of Purchase Contract Agreement. (Exhibit 4(m) to the Form
               S-3.)

*4(j)          --Form of Pledge Agreement. (Exhibit 4(n) to the Form S-3.)

*4(k) --Form of Certificate Evidencing PEPS Units. (included as Exhibit A to the Form of Purchase Contract Agreement filed as Exhibit 4(m) to the Form S-3.)

*4(l) --Form of Certificate Evidencing Treasury PEPS Units. (included as Exhibit B to the Form of Purchase Contract Agreement filed as
               Exhibit 4(m) to the Form S-3.)

* Incorporated herein by reference.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              UTILICORP UNITED INC.


                              By:     /s/ Dale J. Wolf
                              Name:   Dale J. Wolf
                              Title: Vice President, Finance, Treasurer and
                                     Corporate Secretary
                                     (Duly authorized representative)

Date:  September 21, 1999